Exhibit 23.3

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426            (614) 766-1459 FAX

September 7, 2012

Board of Directors

United Community Bancorp

92 Walnut Street

Lawrenceburg, Indiana 47025

Members of the Board:

We hereby consent to the use of our firm’s name in (i) Pre-effective Amendment No. 3 to the Registration Statement on Form S-1 by United Community Bancorp (the “Company”), filed by the Company, with the Securities and Exchange Commission, and (ii) Pre-effective Amendment No. 3 to the Application for Conversion on Form AC to be filed by United Community MHC, with the Board of Governors of the Federal Reserve System, in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our appraisal and our statement concerning subscription rights in such filings including the prospectus of United Community Bancorp.

Sincerely,

KELLER & COMPANY, INC.

/s/ Michael R. Keller

Michael R. Keller

President

MRK:jmm